SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 7, 2006

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 7, 2006, Isis Pharmaceuticals, Inc. (“Isis”), entered a series of related agreements in connection with a transaction with Symphony Capital Partners, L.P. and a group of co-investors to provide $75 million to fund the development of Isis’ cholesterol-lowering drug, ISIS 301012, and two novel drugs from Isis’ metabolic disease program. The financing will support ISIS 301012 through the completion of registration-supporting clinical studies in patients with familial hypercholesterolemia and the completion of Phase 2b clinical trials in patients with high cholesterol. The financing will also support development of two novel diabetes drugs through initial proof of concept in human clinical trials. In addition to providing the financial support to move these drugs forward aggressively, the transaction allows Isis to continue to control and manage the development of ISIS 301012 and two other potentially valuable drugs through key development milestones.

Symphony Capital has formed Symphony GenIsis, Inc., capitalized with $75 million, to provide funding for the development of these three drugs in collaboration with Isis. Isis licensed to Symphony GenIsis the intellectual property for its apoB-100, glucagon receptor (GCGR) and glucocorticoid receptor (GCCR) programs. Isis has received an exclusive purchase option from Symphony GenIsis’ investors that will allow Isis to reacquire the intellectual property by purchasing all of Symphony GenIsis’ equity at a predetermined price that reflects a compounded annual rate of return that averages 32% and is 27% at the end of the anticipated four-year collaborative development period. The option exercise may be paid in cash or a combination of cash and Isis common stock (up to 33% of the purchase price), at Isis’ discretion.

In exchange for the purchase option, Isis granted to Symphony Capital a five-year warrant to purchase 4.25 million shares of common stock at an exercise price of $8.93 per share, a 25% premium over Isis’ prior 60 day average trading price, which was $7.14. To compensate Symphony Capital for structuring the transaction and the payment of certain of its expenses, Isis paid a structuring fee of $3.75 million. Isis intends to consolidate the financial results of Symphony GenIsis into its financial statements.

On April 7, 2006 Isis filed a a press release describing this transaction. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by this reference.

Item 3.02.              Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by this reference.

The warrant was issued only to an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The warrant has not been registered under the Securities Act or any state securities laws. Isis relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder. Isis has agreed to file a registration statement for the resale of the shares of common stock underlying the warrant. Neither this current report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Isis.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated April 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: April 7, 2006	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1         Press Release dated April 7, 2006.